SETTLEMENT AGREEMENT AND RELEASE

      THE SETTLEMENT AGREEMENT AND RELEASE (the "Agreement") is entered into by and between the following parties: Steven Churchill (including his activities d/b/a/ Odyssey Productions and Odyssey Visual Design the "Claimant"), MIRAMAR IMAGES, INC., a Washington corporation ("Miramar"); and UNAPIX ENTERTAINMENT, INC., a Delaware corporation ("Unapix").

      WHEREAS, Claimant has asserted certain unsatisfied claims against Miramar, as set forth on Schedule "A" hereto (the "Claims";) and

      WHEREAS, Unapix, is considering the acquisition of Miramar (the "Acquisition"); and

      WHEREAS, Unapix has required as a condition to the Acquisition, among other things, that all Claims (except as set forth on Schedule "B" hereto, if any) be settled and released on terms satisfactory to Unapix prior to the date of the closing of the Acquisition (the "Closing Date"); and

      WHEREAS, Miramar and Claimant have agreed to settle and release all Claims (except as set forth on Schedule "B" hereto, if any) on the terms set forth herein, conditioned upon the consummation of the Acquisition,

      NOW THEREFORE be it hereby agreed as follows:

A. SETTLEMENT; CONSIDERATION.

      1. In consideration for Claimant's execution delivery and performance of this Agreement, Claimant shall receive the following consideration (collectively, the "Consideration") subject to the contingency set forth in Section F.8. hereof:

            (a) the payment of $204,039.95 pursuant to the following Schedule:

                                                         AMOUNT
                                                         ------
    1st Payment within 10 days of close                $48,288.95
    2nd Payment on or before 4/20/97                   $31,150.20
    3rd Payment on or before 5/20/97                   $31,150.20
    4th Payment on or before 6/20/97                   $31,150.20
    5th Payment on or before 7/20/97                   $31,150.20

    6th Payment on or before 8/20/97                   $31,150.20

            (b) the payment to Claimant of $17,709 on the first day of each calendar month commencing September 1, 1997 to and including March 1, 1998, and $88,537 on the one year anniversary of the Closing Date (the "Maturity Date") (any prepayments of such amounts shall be applied in direct order of installments due) less the proceeds of the Shares disbursed to Claimant as expressly provided below (the "Monetary Obligations") less the amount by which the Monetary Obligations may be reduced pursuant to Paragraph A.4; and

            (c) such number of shares of Unapix Common Stock $.01 par value per share as shall aggregate in current market value $212,500 (the "Shares") (collectively, the "Consideration"). For purposes of this Agreement, "current market value" shall equal the average of the closing sales prices of the Unapix Common Stock as reported by the American Stock Exchange ("AMEX"), over the 30 trading days immediately preceding the third trading day immediately preceding the Closing Date; provided, however, that if on any such trading day there is no reported sale on the AMEX, then the average of the last bid and asked price of Unapix's Common Stock on such date as reported by the AMEX, shall be deemed the closing sales price on such date.

      2. On the Closing Date, the Shares will be placed in an escrow account maintained with Burnham Securities Inc. (the "Account") in the name of Claimant; provided Claimant (i) shall have no control of or access to the Account, the Shares or the proceeds thereof except as expressly provided below; and (ii) hereby grants a plenary power-of-attorney to Unapix to, from time to time in sole discretion, liquidate the Shares and distribute the proceeds thereof as expressly provided for below. Any fees or costs associated with establishment and maintenance of the Account will be the sole responsibility of Unapix.

      3. From time to time, Unapix may liquidate some or all of the Shares and use the proceeds to reimburse itself for Monetary Obligations previously satisfied by Unapix in cash.

      4. Claimant may notify Unapix at any time by telecopy that it does not want some or all of a specified number of shares of the then unsold Shares to be sold, in which case, Unapix shall maintain in such Account (and not sell) such number of Shares. Upon receipt of such notice by Unapix, the Monetary Obligations shall be reduced by an amount equal to the closing sale price of the Unapix Common Stock on the dates specified by the Unapix in one or more notices to Claimant as the date or dates on which such shares would have been sold (the "Valuation Date") (which dates shall be (i) subsequent to such notice to Unapix from Claimant, and (ii) prior to the Maturity Date) multiplied by the number of some or all of such Shares to be held as is specified in Unapix's notice to Claimant.

      5. On the Maturity Date, the Shares and proceeds thereof not necessary to satisfy any remaining Monetary Obligations shall be disbursed within ten (10) days thereof to Claimant.

      6. Notices hereunder to be sent to Unapix shall be sent to:

                        Michael R. Epps, General Counsel
                        Unapix Entertainment, Inc.
                        200 Madison Avenue
                        New York, New York 10016
                        Telephone: 212-252-7600
                        Telecopy:   212-252-7628

         Notices to be sent to Claimant shall be sent to:

                        Steven Churchill
                        4413 Ocean Valley Lane
                        San Diego, California 92130
                        Telephone: 619-793-1900
                        Telecopy:   619-793-1942

      7. Whenever and so often as reasonably requested by a party hereto, each other party to which such request is directed will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further effectuate the purposes hereof and the transactions intended to be effected by this Agreement.

B.    RELEASE.

      1. In return for the Consideration, Claimant, on behalf of itself, its agents, servants, attorneys, accountants, representatives, heirs and assigns, hereby fully releases and discharges Miramar, Unapix, and their respective parents, subsidiaries or affiliated companies, the successors and assigns, agents, servants, attorneys, directors, shareholders, officers, accountants and representatives of each of Miramar, Unapix and their respective parents, subsidiaries and affiliated companies (collectively, "Related Parties"), from all suits, debts, liens, liabilities, claims, demands, losses including without limitation any claims for attorneys' fees and costs and expenses of any nature whatsoever, known or unknown, fixed or contingent which Claimant now has, whether or not such matter is contingent or matured, or may hereafter have, against Miramar, Unapix or the Related Parties, from the beginning of the world to the day and date of this Agreement relating in any way to the Claims. This release does not in any way affect the matters set forth in Schedule B.

      2. Miramar hereby releases Claimant from any and all obligations of Claimant to submit to, and renounces all rights of Miramar with respect to any, audit of the books and records of Claimant as provided for in the Settlement Agreement described in Schedule A hereto for any claim or right created and accrued for the first time prior to January 1, 1997.

C.    REPRESENTATIONS AND AGREEMENTS OF CLAIMANT.

      1. Claimant represents and warrants that there has not been any assignment or other transfer of, nor shall it assign or transfer after the date hereof, any interest in the Claims, and Claimant agrees to indemnify and hold Miramar, Unapix and their respective Related Parties harmless from any liability, in connection with or arising out of the Claims (including, without limitation, attorneys' fees) incurred by Miramar, Unapix or their respective Related Parties as a result of any other person asserting any claims or rights arising from any assignment or transfer of the Claims or any rights relating thereto.

      2. Except as expressly provided in Section F.3 below, Claimant agrees that if it commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims, then Claimant shall pay to Miramar, Unapix and the Related Parties, in addition to any other damages caused to Miramar, Unapix and the Related Parties, all attorneys' fees incurred by Miramar, Unapix and the Related Parties in defending or otherwise responding to such suit or claim.

      3. The releases contained in this Agreement shall act as releases of future claims (other than as expressly and specifically set forth on Schedule "B" attached hereto) which may arise from transactions, disputes, or differences prior to the date hereof whether such Claims are currently known, foreseen or unforeseen, patent or latent. Claimant understands and acknowledges the significant consequences of such waiver and hereby assumes full responsibility for any injuries, damages, losses, or liabilities it may hereafter incur from the Claims and the transactions, circumstances, and actions relating in any way, or giving rise to the Claims.

      4. Claimant represents and warrants that Claimant is not aware of any other claims, suits, debts, liens, liabilities, demands or losses of any nature whatsoever which may be asserted by any affiliate of Claimant (including, without limitation, any employee, officers, director or owner or other affiliate of Claimant) against Miramar.

D.    UNAPIX'S AGREEMENT TO UNDERTAKE REGISTRATION.

      1. Unapix will (a) prepare and file, within six months of the execution of this Agreement, under the Securities Act of 1933, as amended (the "Act"), a registration statement relating to the resale of the Shares (the term "registration statement" as used herein being deemed to include any form which may be used to register a distribution of securities to the public for cash);
(b) prepare and file with the appropriate state blue sky authorities the necessary documents to register or qualify the Shares in certain states, if any is required; and (c) use reasonably diligent efforts to cause such registration statement to become effective and to keep such registration statement and state blue sky filings, if any, current and effective for a period of two years.

      2. All expenses associated with the preparing and filing of such registration statement (and any registration or qualification under the blue sky laws of the states in which the offering will be made under the registration statement) shall be borne in full by Unapix, except that the underwriting commissions, discounts and expenses attributable to the Shares so registered and the fees and disbursements of counsel, if any, to the Claimant shall be borne by the Claimant. Unapix may include other securities in any such registration statement.

      3. Claimant agrees to complete, execute and deliver all such documents and undertakings as Unapix may deem necessary or desirable for purposes of compliance with applicable federal and state securities laws. Claimant agrees to be responsible for the veracity and comprehensiveness of all information supplied to Unapix in connection with the registration statement. Unapix's obligations, set forth in Section D. 1 above, are contingent on Claimant's satisfaction of its obligations set forth herein.

      4. Claimant further acknowledges and agrees that the Certificate evidencing the Shares will bear a legend substantially as follows:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR ANY SECURITIES FOR WHICH SUCH SECURITIES ARE EXERCISABLE) HAVE BEEN ACQUIRED BY THE HOLDER SOLELY FOR HIS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF ANY SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR AN EXCEPTION THEREFROM AS EVIDENCED BY A WRITTEN OPINION OF LEGAL COUNSEL FOR UNAPIX ENTERTAINMENT, INC.

      5. Claimant acknowledges that Unapix has delivered to Claimant copies of its Annual Report on Form 10-KSB for the year ended December 31, 1995, its Proxy Statement for its 1996 Annual Meeting of Stockholders and its Quarterly Report on Form 10-QSB for the Quarterly Period ended September 30, 1996 and Prospectus dated February 16, 1996 (collectively, the "Disclosure Documents").

      6. Claimant acknowledges, represents and agrees as follows:

            (a) Claimant acknowledges that Claimant has been afforded the opportunity to obtain any information necessary to verify the accuracy of any information set forth in the Disclosure Documents and has had all of Claimant's inquiries to Unapix answered in full, and has been furnished all requested materials relating to Unapix and the sale of the Shares.

            (b) Claimant acknowledges and represents that Claimant has not been furnished any literature about Unapix other than as set forth in the Disclosure Documents.

            (c) Claimant acknowledges and represents Claimant is acquiring the Shares as principal for Claimant's own investment account, and not (i) with a view to the resale or distribution of all or any part of such Shares, or (ii) on behalf of another person who has not made the foregoing representation,

            (d) Claimant has evaluated the risks of investing in Unapix and has substantial knowledge concerning, and experience in making investment decisions of this type.

            (e) Claimant has knowledge and experience in financial and business matters and is capable of evaluating the merits and risk of the perspective investment and the undersigned understands the fundamental aspects of and risks involved in an investment in Unapix's Shares, including (1) the speculative nature of the investment, (2) the financial hazards involved, including the risk of losing the entire investment, (3) the lack of liquidity and the restrictions on the transferability of the Shares, and (4) the inherent risks relating to the business of Unapix.

E.    CONDITION PRECEDENT TO THE OBLIGATIONS AND RELEASE CONTAINED HEREIN .

      1. The obligations of Unapix, Miramar, and Claimant contained herein, are expressly subject to and contingent upon the consummation of the Acquisition.

      2. Unapix shall have no liability whatsoever for the failure to complete the Acquisition and accordingly for the failure to consummate the transactions contemplated hereby and, if the Acquisition is not consummated for any reason whatsoever, Claimant hereby waives any claim and releases Unapix of any liability whatsoever hereunder of any nature for damages matured or contingent that may arise or be in any way connected with this Agreement or the Claims.

F.    MISCELLANEOUS.

      1. This Agreement is an integral part of a compromise of the Claims, disputes and differences between the parties and shall not be treated for any purpose as an admission of liability by any of the parties hereto or as an admission of the truthfulness of any of the allegations asserted by either party.

      2. This Agreement shall inure to the benefit of, and may be enforced by, the successors or assigns and other personal representatives of each of the parties hereto.

      3. In the event a suit is brought by any party hereto to enforce the terms described in this Settlement Agreement and Release, or any controversy arising therefrom, the prevailing party shall be entitled to costs and reasonable attorneys' fees.

      4. Claimant acknowledges and represents, he has full power and authority to enter into this Agreement and to complete the transactions contemplated hereby.

      5. This Agreement is made under and shall be construed and enforced in accordance with the laws of the State of Washington without giving effect to conflict of law principles.

      6. This Agreement contains the entire agreement between the parties hereto relative to the subject matter hereof. Without limiting the generality of the foregoing, except as expressly and specifically set forth in Schedule B. hereof, this Agreement supersedes the Settlement Agreement dated January 1, 1996 between Claimant and Miramar. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by both parties.

      7. If any provision of this Agreement shall be held unenforceable to any extent, the remainder of this Agreement shall not be effected thereby and shall be enforced to the fullest extent permitted by law.

      8. In the event the Acquisition is not consummated by March 31, 1997 this Agreement shall be void and of no further force or effect.

      9. Miramar and Unapix agree not to distribute or license Computer Animation Festival Vols. 1 and 2 outside of the United States of America and Canada.


Dated: March 17, 1997                 MIRAMAR IMAGES, INC.


                                      /s/ G. Paul Sullivan
                                      -------------------------------
                                      By: G. Paul Sullivan, President


                                      UNAPIX ENTERTAINMENT, INC.,
                                        a Delaware Corporation


                                      By: /s/ David M. Fox
                                          ---------------------------
                                      Name:  David M. Fox
                                      Title: President & CEO

                                      CLAIMANT:


                                      _______________________________
Dated: March 17, 1997                 Steve Churchill (including Steve Churchill
                                        d/b/a Odyssey Productions and Odyssey
                                      Visual Design)

      6. This Agreement contains the entire agreement between the parties hereto relative to the subject matter hereof. Without limiting the generality of the foregoing, except as expressly and specifically set forth in Schedule B. hereof, this Agreement supersedes the Settlement Agreement dated January 1, 1996 between Claimant and Miramar. No waiver or modification of this Agreement shall be valid unless in writing and duly executed by both parties.

      7. If any provision of this Agreement shall be held unenforceable to any extent, the remainder of this Agreement shall not be effected thereby and shall be enforced to the fullest extent permitted by law.

      8. In the event the Acquisition is not consummated by March 31, 1997 this Agreement shall be void and of no further force or effect.

      9. Miramar and Unapix agree not to distribute or license Computer Animation Festival Vols. 1 and 2 outside of the United States of America and Canada.


Dated: March 17, 1997                 MIRAMAR IMAGES, INC.



                                      _______________________________
                                      By: G. Paul Sullivan, President


                                      UNAPIX ENTERTAINMENT, INC.,
                                        a Delaware Corporation


                                      By: ___________________________
                                      Name:
                                      Title:

                                      CLAIMANT:


                                      /s/ Steve Churchill
                                      -------------------------------
Dated: March 17, 1997                 Steve Churchill (including Steve Churchill
                                        d/b/a Odyssey Productions and Odyssey
                                      Visual Design)

                                   SCHEDULE A

                                 Included Claims

      All claims and rights to works or any part utilized by Miramar up to the date of this Settlement and Release Agreement including, without limitation:

      (a) Video Releases: Computer Animation Festival Volume One and Computer Animation Festival Volume Two Licensor: Steve Churchill d/b/a Odyssey Visual Design

      (b) Video: The Mind's Eye, Gate to the Mind's Eye, Beyond the Mind's Eye, Imaginaria, Natural Selections, Computer Animation Festival Volume One, Computer Animation Festival Volume Two, Virtual Nature

      (c) Claims pursuant to the audit conducted, by Claimant, of the 1994 and 1995 royalties and pursuant to any and all audits or rights to audit royalty payments due from royalties accrued prior to December 31, 1996, whether or not arising from or pursuant to the Settlement Agreement by and between Steven Churchill d/b/a Odyssey Visual Design and Miramar Images, Inc. d/b/a Miramar Productions dated January 1, 1996

      (d) All claims not addressed, specifically or generally, in the Settlement Agreements referred to in item (c) above.

                                   SCHEDULE B

                                 Excluded Claims

      Royalties due and owing from January 1, 1997 forward pursuant to the written Settlement Agreement referred to below.

      All rights and obligations of both parties arising out of, or pursuant to, the Settlement Agreement dated January 1, 1996 by and between Steven Churchill d/b/a Odyssey Visual Design and Miramar Images, Inc. d/b/a Miramar Productions except (x) any rights or obligations under Sections 6 and 8 of each Settlement Agreement; and (y) any fees or royalties payable by Miramar to Claimant pursuant to Section 7 thereof which have accrued as a result of sales or licensing revenue received by Miramar prior to January 1, 1997.

      Any other type of claim or right created and accrued for the first time after the date of this Agreement.

STATE OF California  )
                     ) SS.
COUNTY OF San Diego  )


      BE IT REMEMBERED, that on this 17 day of March, 1997, before me the subscriber, Steve Churchill, the, President of, Claimant, who I am satisfied, is the person named in and who executed the within Instrument and I acknowledged that he signed, sealed and delivered the same for the uses and purposes therein expressed.



                                          /s/ Susan A. Sczyrbowski
                                          -------------------------------

   [SEAL OF CALIFORNIA]
   SUSAN A. SCZYRBOWSKI
      COMM. #1090031
Notary Public - California
     SAN DIEGO COUNTY
My Comm. Exp. Mar. 13, 2000


STATE OF _____________  )
                        ) SS.
COUNTY OF               )


      BE IT REMEMBERED, that on this ___ day of __________, 199__, before me the subscriber, _________________________________, the, _______________ of, Unapix
Entertainment, Inc., who I am satisfied, is the person named in and who executed the within Instrument and I acknowledged that he signed, sealed and delivered the same for the uses and purposes therein expressed.


                                          _______________________________


STATE OF _____________  )
                        ) SS.
COUNTY OF               )


      BE IT REMEMBERED, that on this ___ day of __________, 199__, before me the subscriber, _________________________________, the, _______________ of, Miramar
Images, Inc., who I am satisfied, is the person named in and who executed the within Instrument and I acknowledged that he signed, sealed and delivered the same for the uses and purposes therein expressed.


                                          _______________________________